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EXHIBIT 21
COMMERCIAL BANCSHARES, INC.


                                      STATE OF          PERCENTAGE OF
          SUBSIDIARY               INCORPORATION       SECURITIES OWNED

The Commercial Savings Bank(1)          Ohio                100%
Advantage Finance, Inc.(1)              Ohio                100%

(1) The subsidiary's principal office is located in Upper Sandusky, Ohio.